UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 20, 2005
U.S. BANCORP
(Exact name of registrant as specified in its charter)
1-6880
(Commission File Number)

DELAWARE (State or other jurisdiction of incorporation)	41-0255900 (I.R.S. Employer Identification Number)
800 Nicollet Mall
Minneapolis, Minnesota 55402
(Address of principal executive offices and zip code)
(651) 466-3000
(Registrant’s telephone number, including area code)
(not applicable)
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 Under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
INDEX TO EXHIBITS
2005 Outside Directors Deferred Compensation Plan
2005 Executive Employees Deferred Compensation Plan

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
On December 20, 2005, the Compensation Committee of the Company’s Board of Directors adopted the final versions of the U.S. Bancorp 2005 Outside Directors Deferred Compensation Plan and the U.S. Bancorp 2005 Executive Employees Deferred Compensation Plan (the “Plans”). The Plans were established in December 2004 under the terms contained in the Plan documents finally approved by the Compensation Committee in December 2005. The provisions of the Plans are substantially similar to those of the U.S. Bancorp Outside Directors Deferred Compensation Plan and the U.S. Bancorp Executive Employees Deferred Compensation Plan that were in effect until December 2004, with the primary changes being those required to comply with the American Jobs Creation Act and the regulations promulgated thereunder, including Internal Revenue Code Section 409A.
The Plans are included in this filing as Exhibits 10.1 and 10.2 and are incorporated herein by reference. This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the Plans.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
     (d) Exhibits.

10.1	U.S. Bancorp 2005 Outside Directors Deferred Compensation Plan.

10.2	U.S. Bancorp 2005 Executive Employees Deferred Compensation Plan.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 21, 2005

U.S. BANCORP

	By:	/s/ Lee R. Mitau

		Name:	Lee R. Mitau
		Title:	Executive Vice President,
General Counsel and Secretary

INDEX TO EXHIBITS

10.1	U.S. Bancorp 2005 Outside Directors Deferred Compensation Plan.

10.2	U.S. Bancorp 2005 Executive Employees Deferred Compensation Plan.